Exhibit 99.1

Contacts:

Investor Relations	Media Relations
investorrelations@petco.com	Benjamin Thiele-Long
benjamin.thiele-
long@petco.com

FOR IMMEDIATE RELEASE: May 24, 2022

Petco Health + Wellness Company, Inc. Reports First Quarter Earnings

•	Momentum continued into first quarter with comparable sales growth of 5.1 percent year over year and 33.5 percent on a two-year basis, on top of record comparable sales a year ago
•	Delivered fourteenth consecutive quarter of comparable sales growth
•	Revenue growth of 4.3 percent, net income growth of 227 percent and strong Adjusted EBITDA[1] growth of 5.4 percent
•	Earnings per share of $0.09, up $0.06 or 226 percent from prior year; Adjusted Earnings Per Share[1] of $0.17 consistent with prior year
•	Maintained full year guidance, with revenue of $6.15 billion to $6.25 billion; Adjusted EBITDA[1] between $630 million and $645 million, and Adjusted Earnings Per Share[1] between $0.97 and $1.00

San Diego, May 24, 2022 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), a complete partner in pet health and wellness, today announced its first quarter 2022 financial results, which reflected increases in both comparable sales and profitability, on top of record comparable sales a year ago.

In the first quarter of 2022, Petco delivered net revenue of $1.48 billion, up 4.3 percent versus prior year. Net income improved by $17.1 million from prior year to $24.7 million or $0.09 per share. Adjusted Net Income1 increased $1.7 million to $46.1 million or $0.17 per share, consistent with prior year.

“Petco’s strong Q1 results were driven by our incredible team’s ‘no excuses’ execution approach, a pet category that continues to surge, and the power of our one-of-a-kind end to end offering that now includes over 200 fully owned veterinary hospitals.” said Ron Coughlin, CEO of Petco. “This is our 14th consecutive growth quarter and we are confident that continued category momentum—combined with our differentiated services, merchandise and advantaged Retail 3.0 omnichannel capabilities—positions us to continue delivering growth.”

Fiscal Q1 2022 Operating Results:

Comparisons are first quarter of 2022 ended April 30, 2022 versus first quarter of 2021 ended May 1, 2021 unless otherwise noted

First quarter results demonstrated continued operational excellence, while simultaneously delivering on the promise of purpose driven performance.

•	Net revenue increased 4.3 percent to $1.48 billion driven by comparable sales growth of 5.1 percent
•	Net income increased $17.1 million to $24.7 million or $0.09 per share
•	Adjusted Net Income[1] increased $1.7 million to $46.1 million or $0.17 per share
•	Adjusted EBITDA[1] increased $6.8 million to $132.6 million
(1)

Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and Trailing Twelve Month Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Fiscal 2022 Guidance:

Petco has maintained its full year 2022 financial guidance as previously stated, and as set out in the schedules below.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on May 24, 2022 at 8:30 AM Eastern Time to discuss the company’s financial results. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast, earnings release, earnings presentation, and infographic via the company’s investor relations page at ir.petco.com. A replay of the webcast will be archived on the company’s investor relations page through June 7, 2022 at approximately 5:00 PM Eastern Time.

About Petco, The Health + Wellness Co.:

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 6.5 million animals.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including statements regarding our fiscal year 2022 guidance, our growth plans, and execution on our transformation initiatives. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,”

“may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative”, or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate including inflation; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflict in Ukraine), health crises, and pandemics, including the potential effects that the ongoing COVID-19 pandemic and/or corresponding macroeconomic uncertainty could have on our financial position, results of operations and cash flows; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; and (xx) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	April 30, 2022	May 1, 2021	Percent Change
Net sales	$1,475,991	$1,414,994	4%
Cost of sales	868,317	818,009	6%

Gross profit	607,674	596,985	2%
Selling, general and administrative expenses	557,735	549,236	2%

Operating income	49,939	47,749	5%
Interest income	(20)	(21)	(5%)
Interest expense	19,634	20,529	(4%)
Loss on extinguishment and modification of debt	—	20,838	(100%)
Other non-operating income	(314)	—	N/M

Income before income taxes and income from equity method investees	30,639	6,403	379%
Income tax expense	10,000	2,679	273%
Income from equity method investees	(3,163)	(2,425)	30%

Net income	23,802	6,149	287%
Net loss attributable to noncontrolling interest	(891)	(1,411)	(37%)

Net income attributable to Class A and B-1 common stockholders	$24,693	$7,560	227%
Net income per Class A and B-1 common share:
Basic	$0.09	$0.03	226%
Diluted	$0.09	$0.03	226%
Weighted average shares used in computing net income per Class A and B-1 common share:
Basic	265,050	264,215	0%
Diluted	265,701	265,028	0%

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	April 30, 2022	January 29, 2022
ASSETS
Current assets:
Cash and cash equivalents	$190,893	$211,602
Receivables, less allowance for credit losses[1]	42,221	55,618
Merchandise inventories, net	682,040	675,111
Prepaid expenses	52,129	42,355
Other current assets	81,602	86,091

Total current assets	1,048,885	1,070,777

Fixed assets	1,792,202	1,745,691
Less accumulated depreciation	(1,056,858)	(1,018,769)

Fixed assets, net	735,344	726,922
Operating lease right-of-use assets	1,356,879	1,338,465
Goodwill	2,183,991	2,183,991
Trade name	1,025,000	1,025,000
Other long-term assets	155,688	152,786

Total assets	$6,505,787	$6,497,941

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$392,662	$403,976
Accrued salaries and employee benefits	125,616	150,630
Accrued expenses and other liabilities	213,396	210,872
Current portion of operating lease liabilities	258,349	265,897
Current portion of long-term debt and other lease liabilities	21,789	21,764

Total current liabilities	1,011,812	1,053,139

Senior secured credit facilities, net, excluding current portion	1,637,365	1,640,390
Operating lease liabilities, excluding current portion	1,114,268	1,096,133
Deferred taxes, net	322,626	318,355
Other long-term liabilities	132,009	134,105

Total liabilities	4,218,080	4,242,122

Commitments and contingencies
Stockholders’ equity:
Class A common stock[2]	227	227
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,143,505	2,133,821
Retained earnings	166,859	142,166
Accumulated other comprehensive loss	(3,836)	(2,238)

Total stockholders’ equity	2,306,793	2,274,014

Noncontrolling interest	(19,086)	(18,195)

Total equity	2,287,707	2,255,819

Total liabilities and equity	$6,505,787	$6,497,941

(1)	Allowances for credit losses are $1,114 and $931, respectively
(2)	Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 227.5 million and 227.2 million shares, respectively
(3)	Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(4)	Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(5)	Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding – none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	April 30, 2022	May 1, 2021
Cash flows from operating activities:
Net income	$23,802	$6,149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,967	41,607
Amortization of debt discounts and issuance costs	1,224	2,165
Provision for deferred taxes	4,832	1,708
Equity-based compensation	12,222	11,604
Impairments, write-offs and losses on sale of fixed and other assets	162	947
Loss on extinguishment and modification of debt	—	20,838
Income from equity method investees	(3,163)	(2,425)
Non-cash operating lease costs	105,249	105,188
Other non-operating income	(314)	—
Changes in assets and liabilities:
Receivables	13,397	3,748
Merchandise inventories	(6,930)	(36,008)
Prepaid expenses and other assets	(9,896)	(9,140)
Accounts payable and book overdrafts	(11,314)	20,119
Accrued salaries and employee benefits	(16,478)	(2,483)
Accrued expenses and other liabilities	11,290	66,120
Operating lease liabilities	(112,272)	(116,994)
Other long-term liabilities	(1,259)	1,859

Net cash provided by operating activities	57,519	115,002

Cash flows from investing activities:
Cash paid for fixed assets	(65,910)	(47,351)

Net cash used in investing activities	(65,910)	(47,351)

Cash flows from financing activities:
Borrowings under long-term debt agreements	—	1,700,000
Repayments of long-term debt	(4,250)	(1,678,111)
Debt refinancing costs	—	(24,665)
Payments for finance lease liabilities	(1,022)	(593)
Proceeds from employee stock purchase plan and stock option exercises	1,453	—
Tax withholdings on stock-based awards	(11,441)	—
Payment of offering costs	—	(3,844)

Net cash used in financing activities	(15,260)	(7,213)

Net (decrease) increase in cash, cash equivalents and restricted cash	(23,651)	60,438
Cash, cash equivalents and restricted cash at beginning of period	221,890	119,540

Cash, cash equivalents and restricted cash at end of period	$198,239	$179,978

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA and Trailing Twelve Month Adjusted EBITDA

Adjusted EBITDA, including Trailing Twelve Month Adjusted EBITDA, is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022 filed with the SEC on March 24, 2022 for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the thirteen and trailing twelve months ended April 30, 2022 compared to the thirteen and trailing twelve months ended May 1, 2021, respectively, as well as the twelve-month period ended January 29, 2022.

(dollars in thousands)	13 Weeks Ended
Reconciliation of Net Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	April 30, 2022	May 1, 2021
Net income attributable to Class A and B-1 common stockholders	$24,693	$7,560
Add (deduct):
Interest expense, net	19,614	20,508
Income tax expense	10,000	2,679
Depreciation and amortization	46,967	41,607
Income from equity method investees	(3,163)	(2,425)
Loss on debt extinguishment and modification	—	20,838
Asset impairments and write offs	162	947
Equity-based compensation	12,222	11,604
Other non-operating income	(314)	—
Mexico joint venture EBITDA (1)	6,778	6,006
Store pre-opening expenses	3,359	4,029
Store closing expenses	1,860	1,103
Non-cash occupancy-related costs (2)	2,194	1,139
Acquisition-related integration costs (3)	2,236	—
Other costs (4)	5,943	10,151

Adjusted EBITDA	$132,551	$125,746

Net sales	$1,475,991	$1,414,994
Net margin (5)	1.7%	0.5%
Adjusted EBITDA Margin	9.0%	8.9%

(dollars in thousands)	Trailing Twelve Months
Reconciliation of Net Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	April 30, 2022	January 29, 2022	May 1, 2021
Net income attributable to Class A and B-1 common stockholders	$181,550	$164,417	$12,245
Add (deduct):
Interest expense, net	76,442	77,335	178,314
Income tax expense	60,795	53,473	9,897
Depreciation and amortization	177,791	172,431	172,876
Income from equity method investees	(11,622)	(10,883)	(8,575)
Loss on debt extinguishment and modification	—	20,838	38,387
Asset impairments and write offs	10,133	10,918	13,144
Equity-based compensation	49,883	49,265	22,214
Other non-operating income	(34,812)	(34,497)	—
Mexico joint venture EBITDA (1)	27,609	26,837	21,061
Store pre-opening expenses	14,095	14,765	11,349
Store closing expenses	5,785	5,028	7,858
Non-cash occupancy-related costs (2)	9,169	8,114	13,179
Acquisition-related integration costs (3)	2,236	—	—
Other costs (4)	29,229	33,437	31,309

Adjusted EBITDA	$598,283	$591,478	$523,258

Net sales	$5,868,146	$5,807,149	$5,221,675
Net margin (5)	3.1%	2.8%	0.2%
Adjusted EBITDA Margin	10.2%	10.2%	10.0%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted earnings per share attributable to Petco common stockholders (Adjusted EPS) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Petco common stockholders and diluted earnings per share attributable to Petco common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Petco’s core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

The tables below reflect the calculation of Adjusted Net Income and Adjusted EPS for the thirteen weeks ended April 30, 2022 compared to the thirteen weeks ended May 1, 2021.

(in thousands, except per share amounts)	13 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	April 30, 2022		May 1, 2021
	Amount	Per share	Amount	Per share
Net income attributable to common stockholders / diluted EPS	$24,693	$0.09	$7,560	$0.03
Add (deduct):
Income tax expense	10,000	0.04	2,679	0.01
Loss on debt extinguishment and modification	—	—	20,838	0.08
Asset impairments and write offs	162	0.00	947	0.00
Equity-based compensation	12,222	0.04	11,604	0.04
Other non-operating income	(314)	(0.00)	—	—
Store pre-opening expenses	3,359	0.01	4,029	0.02
Store closing expenses	1,860	0.01	1,103	0.00
Non-cash occupancy-related costs (2)	2,194	0.01	1,139	0.01
Acquisition-related integration costs (3)	2,236	0.01	—	—
Other costs (4)	5,943	0.02	10,151	0.04

Adjusted pre-tax income / diluted earnings per share	$62,355	$0.23	$60,050	$0.23
Income tax expense at 26% normalized tax rate	16,212	0.06	15,613	0.06

Adjusted Net Income / Adjusted EPS	$46,143	$0.17	$44,437	$0.17

Fiscal 2022 Guidance

Metric	Current Guidance
Net Revenue	$6.15 - $6.25 billion
Adjusted EBITDA[3]	$630 - $645 million
Adjusted EPS[3]	$0.97 - $1.00
Capital Expenditures	$275 - $325 million

Assumptions in the previously stated guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. Adjusted EPS guidance assumes approximately $76 million of interest expense, a 26 percent tax rate and a 267 million weighted average diluted share count. We have not reconciled Adjusted EBITDA and Adjusted EPS outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein.

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS Footnotes

(1)

Mexico Joint Venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes. Because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended
(in thousands)	April 30, 2022	May 1, 2021
Net income	$5,133	$4,849
Depreciation	4,294	3,400
Income tax expense	2,997	2,780
Foreign currency gain	(64)	(145)
Interest expense, net	1,196	1,128

EBITDA	$13,556	$12,012

50% of EBITDA	$6,778	$6,006

(2)	Non-cash occupancy-related costs include the difference between cash and straight-line rent for all periods.
(3)

Acquisition/integration costs include direct costs resulting from acquiring and integrating businesses. These include third-party professional and legal fees and other integration-related costs that would not have otherwise been incurred as part of the company’s operations.

(4)

Other costs include: severance; legal reserves and related fees; one-time consulting and other costs associated with our strategic transformation initiatives; discontinuation and liquidation costs; and costs related to our initial public offering and refinancing.

(5)	We define net margin as net income attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

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